Exhibit 99.1

For Immediate Release

Contact: shareholder relations
951-271-4232
shareholderinfo@vineyardbank.com

VINEYARD NATIONAL BANCORP ANNOUNCES DESIGNATION AS A FINANCIAL HOLDING COMPANY

Corona, CA - September 8, 2006 - Vineyard National Bancorp (NASDAQGS: VNBC) (the “company”), announced today that the Federal Reserve Bank of San Francisco (“FRB”) has approved the company’s request to change its designation from a bank holding company to a financial holding company. In addition to its current banking activities, the company will now be able to engage in activities such as insurance, financial advisory services, and other activities deemed by the FRB to be financial in nature.

The company believes changing its designation from a bank holding company to a financial holding company will provide for more flexibility into new markets and product lines as it examines its future opportunities for growth while building upon its current and future strategic plan and initiatives.

“When we established our strategic vision for the company almost six years ago, our desire was to create expertise in several product lines, and take that expertise to growth and dynamic markets,” said Norman Morales, president and chief executive officer. “The designation as a financial holding company will allow us to further expand upon that same vision as we strategically plan for the next six years.”

About the company
The company is a $2.1 billion financial holding company with headquarters in Corona, and the parent company of Vineyard Bank, also with headquarters in Corona. The company operates through 16 full-service banking centers and four loan production offices in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego and Ventura, Calif. The company's common stock is traded on the NASDAQ Global Market System under the symbol “VNBC", for additional information on the company visit www.vnbcstock.com.

Forward-Looking Statements
This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.